                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on:
a) Forms S-8 No. 333-49646, No. 33-41527, No. 33-55446, No. 33-55448, No.
33-78848, No. 33-78844, No. 333-44763, No. 333-44765, No. 333-13007, No.
33-78834, No. 33-95270, No. 333-13015, No. 333-76601, No. 333-89271, No.
333-75829; No. 333-58122; and b) Forms S-3 No. 333-42792, No. 333-35434, No.
333-63615, No. 333-00118, of NTL Incorporated (the "Company") and in the related Prospectuses of our report dated April 16, 2002, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2001, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.

                                                           /s/ Ernst & Young LLP

New York, New York
September 16, 2002